CHOICE II

                                          CONSENT OF INDEPENDENT AUDITORS

We consent to the  reference to our firm under the caption  "Experts" in the  Statement of  Additional  Information
and to the use of our  reports  dated  February  3, 2003,  with  respect to the  financial  statements  of American
Skandia Life  Assurance  Corporation,  and March 25, 2003,  with respect to the  financial  statements  of American
Skandia Life  Assurance  Corporation  Variable  Account B, included in the  Post-Effective  Amendment No. 15 to the
Registration  Statement  (Form N-4, No.  333-08853) and Prospectus of American  Skandia Life Assurance  Corporation
Variable Account B.

                                                                                              /s/ ERNST & YOUNG LLP

Hartford, Connecticut
April 15, 2004